UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________

CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-0491904
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Waters Park Drive, Suite 98
San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.☒

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-153418

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of China Armco Metals, Inc., a Nevada corporation (“China Armco”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of China Armco, which are set forth as Exhibits 3.1 and 3.2 to this registration statement and are incorporated herein by reference.

A description of China Armco’s common stock and of the warrants which are exercisable into common stock are set forth under “Description of Capital Stock” in China Armco’s registration statement on Form S-1 (File No. 333-153418), filed with the U.S. Securities and Exchange Commission on September 11, 2008 and declared effective on September 26, 2008 (the “Registration Statement”).

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the Registrant

4.1**	Form of Warrant
_______________________

*            Filed as equivalent exhibit number to the Registrant’s Registration Statement on Form SB-2 filed on August 27, 2007 (File no. 333-145712) and incorporated herein by reference.

**           Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2008 (File No. 333-145712) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA ARMCO METALS, INC.

Date:  October 20, 2008
By:	/s/ Kexuan Yao
Kexuan Yao
Chief Executive Officer